COBRA Financial Services, Inc.



September 24, 2001



Nina Mojiri-Azad
United States Securities and Exchange Commission
Washington, D.C. 20549

     Re:   Cobra Financial Services, Inc.
           Registration Statement on Form 10-SB
           Filed on June 5, 2001
           File No. 0-32845

Dear Ms. Mojiri-Azad:

The company did not withdraw the form 10sb previously submitted however, the company will not apply for a listing on the OTC Bulletin Board until all comments have been cleared.


Description of Business
-----------------------

1.) We have amended to include current operations, and the type of services that Mr. Fleming has performed in Part I , Item 1.
2.) See Part I, Item 3 for competitive difficulties, and risk associated with achieving our business strategy.
3.)  See Part I, Item 3 for timing of our activities.
4.) The disclosure has been modified to include the reference to operations prior to January 1, 1999 in Note 1 - Summary of Significant Accounting Policies, page F-6.
5.) In May of 2000 we amended our articles of incorporation to change our number of shares authorized to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. In May 2000 the company authorized a 4000 to 1 forward stock split. In October 2000 the company authorized an additional forward stock split of 3 to 1. All splits and amendments were conducted by the company in anticipation of entering the public markets.
6.) See Part I, Item 1 for basis for world trade is "increasingly important to the strength of our economy and to the growth of U.S. companies."
7.) Inserted extract from U.S. Department of State, Bureau of Economic Affairs, FY 2001 Country Commercial Guide: United Arab Emirates in Part I, Item 1.
8.) Inserted extract from USDA World Agricultural Supply and Demand Estimates, Deleted "extremely".
9.) Inserted independent supplemental support and inserted in Part I, Item 1 to include U.S. Department of Agriculture Statistics.
10.) Expanded "Competition" to clarify companies of similar size.
11.) Expanded Description of Business to include Source and Availability of
     Material, Dependence on one or small number of customers, Domestic and International governmental approval for any product, Effect of domestic and international governmental regulations, and Environmental laws impacting the operations in Part I, Item 1.
12.) We elected to delete "feeder" to just say cattle.

Management's Analysis of Financial Condition
--------------------------------------------

13.) In Part I, Item 2, "Management Discussion and Analysis and Plan of
     Operation", we have inserted the planned loan amount and loan qualifications.
14.) Inserted United Arab Emirates, for "UAE", and Cost, Freight, and
     Insurance for "CIF".

           3020 Legacy Drive Suite 100-252 Plano, Texas 75023
                    (214) 726-9303 Fax (972) 540-6713

15.) Inserted basis for statement that we "expect prices to remain at that current level during the year 2001" from USDA's World Agricultural Supply and Demand Estimates, released May 10, 2001.
16.) Deleted as requested.
17.) Inserted disclosures for each activity listed.

Results of Operations
---------------------

18.) Revised discussion of consulting services.
19.) The information requested has been provided.
20.)  The explanation requested has been provided.

Capital Resources and Liquidity
-------------------------------

21.) The information requested has been provided.
22.) The risk factors have been incorporated into the business section.
23.) We have inserted ConAgra Meat Companies, and Hudson Foods. We have addressed our difficulties entering the market in our business strategy on page 3.
24.) The information requested has been added.

Description of Property
-----------------------

25.) We have elected to delete "Tifton 85" to read just Bermuda grass, and deleted "Morton" to read "building".
26.) Revised the discrepancy to read $1,800.00.
27.) Inserted disclosure of use of leased property.

Directors, Executive Officers, Promoters, and Control Persons
-------------------------------------------------------------

28.) The disclosure requested has been added.
29.) Revised Biographical sketch for Mr. Fleming as requested.
30.) Revised Biographical sketch for Mr. Boaz.
31.) Disclosed percentage of work week each officer devotes to business of
     Company.
32.) The amendment to increase the amount of the officers and directors has been added as requested.

Executive Compensation
----------------------

33.) The disclosure requested has been added.

Certain Relationships and Related Transactions
----------------------------------------------

34.) The information requested has been added and moved to the appropriate section.
35.) Included a discussion of the note from Mr. Fleming.
36.) Inserted management opinion as required.

Description of Securities
-------------------------

37.) The change has been made as suggested.

Market Price of and Dividends on the Registrant's Common Equity and Other
-------------------------------------------------------------------------
Shareholder Matters
-------------------

38.) We have approximately 41 shareholders

Recent Sale of Unregistered Securities
--------------------------------------

39.) The information has been added as requested.

Indemnification of Directors and Officers
-----------------------------------------

40.) The information has been changed and amended as requested.

Index to Exhibits
-----------------

41.) The list of exhibits list has been provided as requested.

42.) All exhibits have been placed in the appropriate locations.

Financial Statements
--------------------

General
-------

43.) Although the Company had sufficient cashflow as of December 31, 2000 to service the notes payable and overhead, in reviewing subsequent operations a going concern disclosure appears to be necessary and has been added.

44.) In reviewing the EDGAR filing it appears that several pages of notes were not included in the filing. The revised filing includes those notes.

Annual Financial Statements
---------------------------

Statement of Stockholders' Equity
---------------------------------

45.) The Statement of Stockholders' Equity and Note 2 have been revised to include both stock splits.

Statement of Operations
-----------------------

46.) The earnings per share have been revised to include only a "2" digit or whole cent only in the statement.

47.) The weighted number of shares has been adjusted.

48.) The figure in Note 3 of the financial statement and Item 6 have been adjusted.

Note 1 - Summary of Significant Accounting Policies, page F-6
-------------------------------------------------------------

Organization
------------

49.) The disclosure has been modified to include the reference to operations prior to January 1, 1999.

Revenue
-------

50. The disclosure has been modified to provide a more detailed description of revenue recognition. The Company believes that it is in compliant with SAB 101.

51. The consulting services were provided to other business concerning general business consulting. There are no contracts that exist and the Company is not related or affiliated with the clients.

Fixed Assets
------------

52.) The disclosure has been modified to agree with the financial statements.

Interim Financial Statements
----------------------------

General
-------

53.) The interim financial statements have been modified to include the comments.

Balance Sheet, page F-11
------------------------

54.) The Accumulated Deficit has been changed to Accumulated Surplus.


Note 2 - Summary of Significant Accounting Polices, page F-14
--------------------------------------------------------------

Recent Account Pronouncement
----------------------------

55.) The disclosure has been modified to indicated that SFAS 133 will not have an effect on the financial statements.

Note 4 - Related Parties, page F-16
-----------------------------------

56.) Item 1 and 3 has been modified to delete reference to real property.

57.) The assets were purchased from independent third parties that have no relationship or interest in the Company.

58.) The Note Payable - Related Parties disclosure have been added to the notes to the financial statements.


Sincerely,

 /S/ CARLTON FLEMING
Carlton Fleming
President